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                                                                   Exhibit 10.13

                                ESCROW AGREEMENT


      This Escrow Agreement is entered into as of June 30, 1999 (the "Agreement"), by and among Intrinsix Corp., a Massachusetts corporation (the "Buyer"), Yatin Trivedi and Larry F. Saunders (the "Securityholder Agents") and State Street Bank and Trust Company (the "Escrow Agent").

      WHEREAS, the Buyer and SEVA Technologies, Inc. (the "Company") have entered into an Agreement and Plan of Merger, dated June 11, 1999 (the "Merger Agreement"), by and among the Company, the Buyer and Intrinsix Merger Corp., a subsidiary of the Buyer (the "Transitory Subsidiary"). The Company will be merged into the Transitory Subsidiary.

      WHEREAS, the Merger Agreement provides that an escrow account will be established to secure the indemnification obligations of the stockholders of record of the Company (the "Company Stockholders") to the Buyer (the "Indemnified Person") under the Merger Agreement on the terms and conditions set forth herein.

      WHEREAS, the parties hereto desire to establish the terms and conditions pursuant to which such escrow account will be established and maintained.

      NOW, THEREFORE, the parties hereto hereby agree as follows:

      1. Consent of Company Stockholders. By virtue of the Company Stockholders' approval of the Merger Agreement, the Company Stockholders receiving shares of common stock, no par value per share, of the Buyer (the "Buyer Common Stock") pursuant to the Merger (the "Indemnifying Stockholders") have, without any further act of any Company Stockholder, consented to: (a) the establishment of this escrow to secure the Company Stockholders' indemnification obligations under Article VI of the Merger Agreement in the manner set forth herein, (b) the appointment of the Securityholder Agents as their representatives for purposes of this Agreement and as attorneys-in-fact and agents for and on behalf of each Indemnifying Stockholder, and the taking by the Securityholder Agents of any and all actions and the making of any decisions required or permitted to be taken or made by them under this Agreement and (c) all of the other terms, conditions and limitations in this Agreement.

      2.    Securityholder Agents' Representations and Succession.

            a. The Securityholder Agents represent and warrant to the Escrow Agent that they have the irrevocable right, power and authority (i) to enter into and perform this Agreement and bind all of the Indemnifying Stockholders to its terms, (ii) to give and receive directions and notices hereunder; and (iii) to make all determinations that may be required or that they deem appropriate under this Agreement.

            b. Until notified in writing by the Securityholder Agents that they or either of them has resigned or been removed by a majority in interest of the Indemnifying Stockholders,


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the Escrow Agent may act upon the directions, instructions and notices of the
Securityholder Agents who are original parties to this Escrow Agreement and, thereafter, upon the directions, instructions and notices of any successor named in a writing executed by a majority-in-interest of the Indemnifying Stockholders filed with the Escrow Agent.

      3.    Escrow and Indemnification.

            a. Escrow of Shares. On the date of the closing of the transactions contemplated by the Merger Agreement (the "Closing Date"), the Buyer shall deposit with the Escrow Agent a certificate for 49,995 shares of Buyer Common Stock (the "Escrow Shares"), either issued in the name of the Escrow Agent or accompanied by stock powers endorsed to transfer the shares to the Escrow Agent or its nominee, with guaranteed signatures. The Buyer may from time to time deposit a certificate for additional Escrow Shares, either issued in the name of the Escrow Agent or accompanied by stock powers endorsed to transfer the shares to the Escrow Agent or its nominee, with guaranteed signatures, with the Escrow Agent pursuant to the final sentence of Section 1.7(a) of the Merger Agreement. The Escrow Shares shall be held as a trust fund and shall not be subject to any lien, attachment, trustee process or any other judicial process of any creditor of any party hereto. The Escrow Agent agrees to accept delivery of the Escrow Shares and to hold the Escrow Shares in an escrow account (the "Escrow Account"), subject to the terms and conditions of this Agreement.

            b. Indemnification. The Indemnifying Stockholders have agreed in
Article VI of the Merger Agreement to indemnify and hold harmless the Indemnified Person from and against specified Damages. For purposes of this Agreement, "Damages" shall mean any and all debts, obligations and other liabilities (whether absolute, accrued, contingent, fixed or otherwise, or whether known or unknown, or due or to become due or otherwise), monetary damages, fines, fees, penalties, interest obligations, deficiencies, losses and expenses (including without limitation amounts paid in settlement, interest, court costs, costs of investigators, fees and expenses of attorneys, accountants, financial advisors and other experts, and other expenses of litigation) incurred or suffered by the Indemnified Person, the Transitory Subsidiary or any Affiliate thereof, including the reasonable fees and expenses of counsel incurred by the Indemnified Person in participating in the defense, the control of which is assumed by the Securityholder Agents, of any action, suit or proceeding relating to a third party claim (for which indemnification may be sought pursuant to Article VI of the Merger Agreement) where the Indemnified Person reasonably concludes that the indemnifying parties and the Indemnified Person have conflicting interests or different defenses available. Subject to the limitations, and in the manner provided, in this Agreement, the Escrow Shares shall be the sole and exclusive security for such indemnity obligation of the Indemnifying Stockholders, and the aggregate liability of such indemnity obligation shall not exceed the amount of the Escrow Shares; provided, however, that the foregoing limitation shall not apply to liability for fraud.

            c. Dividends, Etc. Any securities distributable to the Indemnifying Stockholders in respect of or in exchange for any of the Escrow Shares, whether by way of stock dividends, stock splits or otherwise, shall be delivered to the Escrow Agent, who shall hold such securities in the Escrow Account. Such securities shall either be issued in the name of the Escrow Agent or accompanied by stock powers endorsed to transfer the shares to the Escrow


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Agent or its nominee, with guaranteed signatures, and shall be considered Escrow
Shares for purposes hereof. Any cash dividends or property (other than securities) distributable to the Indemnifying Stockholders in respect of the Escrow Shares shall be distributed to the Escrow Agent who shall hold such securities in the Escrow Account.

            d. Voting of Shares. The Securityholder Agents shall have the right, in their sole discretion, on behalf of the Indemnifying Stockholders, to direct the Escrow Agent in writing as to the exercise of any voting rights pertaining to the Escrow Shares, and the Escrow Agent shall comply with any such written instructions. In the absence of such instructions, the Escrow Agent shall not vote any of the Escrow Shares. The Securityholder Agents shall have no obligation to solicit consents or proxies from the Indemnifying Stockholders for purposes of any such vote.

            e. Transferability. The respective interests of the Indemnifying Stockholders in the Escrow Shares shall not be assignable or transferable, other than by operation of law. Notice of any such assignment or transfer by operation of law shall be given to the Escrow Agent and the Buyer, and no such assignment or transfer shall be valid until such notice is given.

      4. Administration of Escrow Account. The Escrow Agent shall administer the Escrow Account as follows:

            a. The Escrow Agent shall hold and safeguard the Escrow Shares, shall treat such fund as a trust fund in accordance with the terms of this Agreement and not as property of the Buyer, and shall hold and dispose of the Escrow Shares only in accordance with the terms hereof. The Escrow Agent shall have no responsibility for the genuiness, validity, market value, title or sufficiency for any intended purpose of any shares held by it in escrow under this Agreement.

            b. If an Indemnified Person has incurred or suffered Damages for which it is entitled to indemnification under Article VI of the Merger Agreement, the Indemnified Person shall, prior to the expiration of the representation, warranty, covenant or agreement to which such claim relates, give written notice of such claim (a "Claim Notice") to the Securityholder Agents and the Escrow Agent. Each Claim Notice shall specify in reasonable detail the individual Damages included in the amount so stated (the "Claimed Amount"), the date each such item was paid or properly accrued and the nature of the misrepresentation or breach to which it was related. For purposes of this Agreement, the "Termination Date" shall mean the date on which all of the representations and warranties, with the exception of the representations and warranties contained in Section 2.9 and Section 2.21 of the Merger Agreement, covenants and agreements of the Company expire, which shall be one year after the Closing Date; provided, however, that those representations and warranties of the Company and the Buyer that relate to contingencies that are subject to resolution through the audit process shall only survive the execution and delivery of the Merger Agreement and the Closing Date until the earlier of (i) the public issuance of the first independent audit report on the Buyer following the Closing Date which covers a period subsequent to the Closing Date, a copy of which report the Buyer shall provide to the Escrow Agent as a form of notice of termination of this Agreement, and (ii) the first anniversary of the Closing Date.


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            c. Within 20 days after delivery of a Claim Notice the
Securityholder Agents shall provide to the Indemnified Person, with a copy to the Escrow Agent, a written response (the "Response Notice") in which the Securityholder Agents shall: (i) agree that Escrow Shares having a Fair Market Value (as specified in Section 6) equal to the full Claimed Amount may be released from the Escrow Account to the Indemnified Person, (ii) agree that Escrow Shares having a Fair Market Value equal to part, but not all, of the Claimed Amount (the "Agreed Amount") may be released from the Escrow Account to the Indemnified Person or (iii) contest that any of the Escrow Shares may be released from the Escrow Account to the Indemnified Person. The Securityholder Agents may contest the release of Escrow Shares having a Fair Market Value equal to all or a portion of the Claimed Amount only based upon a good faith belief that all or such portion of the Claimed Amount does not constitute Damages for which the Indemnified Person is entitled to indemnification under Article VI of the Merger Agreement. If no Response Notice is delivered by the Securityholder Agents within such 20-day period, the Securityholder Agents shall be deemed to have agreed that Escrow Shares having a Fair Market Value equal to all of the Claimed Amount may be released to the Indemnified Person from the Escrow Account.

            d. If the Securityholder Agents in the Response Notice agree (or are deemed to have agreed) that Escrow Shares having a Fair Market Value equal to all of the Claimed Amount may be released from the Escrow Account to the Indemnified Person, the Escrow Agent shall, after two business days from the earlier of (i) the required delivery date for the Response Notice or (ii) the delivery of the Response Notice, transfer, deliver and assign to the Indemnified Person such number of Escrow Shares held in the Escrow Account which have a Fair Market Value equal to the Claimed Amount (or such lesser number of Escrow Shares as is then held in the Escrow Account).

            e. If the Securityholder Agents in the Response Notice agree that Escrow Shares having a Fair Market Value equal to part, but not all, of the Claimed Amount may be released from the Escrow Account to the Indemnified Person, the Escrow Agent shall, after two business days from the delivery of the Response Notice, transfer, deliver and assign to the Indemnified Person such number of Escrow Shares held in the Escrow Account which have a Fair Market Value equal to the Agreed Amount (or such lesser number of Escrow Shares as is then held in the Escrow Account).

            f. If the Securityholder Agents in the Response Notice contest the release of Escrow Shares having a Fair Market Value equal to all or part of the Claimed Amount (the "Contested Amount"), the matter shall be settled by binding arbitration in Boston, Massachusetts. All claims shall be settled by three arbitrators in accordance with the Commercial Arbitration Rules then in effect of the American Arbitration Association (the "AAA Rules"). The Securityholder Agents and the Indemnified Person shall each designate one arbitrator within 15 days of the delivery of the Securityholder Agents' Response Notice contesting the Claimed Amount. The Securityholder Agents and the Indemnified Person shall cause such designated arbitrators mutually to agree upon and designate a third arbitrator; provided, however, that (i) failing such agreement within 45 days of delivery of the Securityholder Agents' Response Notice, the third arbitrator shall be appointed in accordance with the AAA Rules and (ii) if either the Securityholder Agents or the Indemnified Person fail to


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timely designate an arbitrator, the dispute shall be resolved by the one arbitrator timely designated. The Indemnifying Stockholders and the Indemnified Person shall pay the fees and expenses of their respectively designated arbitrators and shall bear equally the fees and expenses of the third arbitrator. The Securityholder Agents and the Indemnified Person shall cause the arbitrators to decide the matter to be arbitrated pursuant hereto within 60 days after the appointment of the last arbitrator. The arbitrators' decision shall relate solely to whether the Indemnified Person is entitled to receive the Contested Amount (or a portion thereof) pursuant to the applicable terms of the Merger Agreement and this Agreement. The final decision of the majority of the arbitrators shall be furnished to the Securityholder Agents, the Indemnified Person and the Escrow Agent in writing and shall constitute a conclusive determination of the issue in question, binding upon the Securityholder Agents, the Indemnifying Stockholders, the Indemnified Person and the Escrow Agent, and shall not be contested by any of them. The Escrow Agent shall be required to act in accordance with any arbitrator's decision so long as the Securityholder Agents and the Indemnified Person shall provide notice to the Escrow Agent of the names and addresses of the arbitrators appointed. Such decision may be used in a court of law only for the purpose of seeking enforcement of the arbitrators' award. After delivery of a Response Notice that the Claimed Amount is contested by the Securityholder Agents, the Escrow Agent shall continue to hold in the Escrow Account a number of Escrow Shares having a Fair Market Value sufficient to cover the Contested Amount (up to the number of Escrow Shares then available in the Escrow Account), notwithstanding the occurrence of the Termination Date, until (i) delivery of a copy of a settlement agreement executed by the Indemnified Person and the Securityholder Agents setting forth instructions to the Escrow Agent as to the release of Escrow Shares, if any, that shall be made with respect to the Contested Amount or (ii) delivery of a copy of the final award of the majority of the arbitrators setting forth instructions to the Escrow Agent as to the release of Escrow Shares, if any, that shall be made with respect to the Contested Amount. The Escrow Agent shall thereupon release Escrow Shares from the Escrow Account (to the extent Escrow Shares are then held in the Escrow Account) in accordance with such agreement or instructions.

      5.    Release of Escrow Shares.

            a. Promptly after the Termination Date, the Escrow Agent shall distribute to the Indemnifying Stockholders all of the Escrow Shares then held in escrow. Notwithstanding the foregoing, if an Indemnified Person has previously given a Claim Notice which has not then been resolved in accordance with Section 4, the Escrow Agent shall retain in the Escrow Account after the Termination Date a number of Escrow Shares having a Fair Market Value equal to the Claimed Amount covered by any Claim Notice which has not then been resolved. Any funds so retained in escrow shall be disbursed in accordance with the terms of the resolution of such claims.

            b. Any distribution of all or a portion of the Escrow Shares to the Indemnifying Stockholders shall be made in accordance with the percentages set forth opposite such holders' respective names on Attachment A attached hereto; provided, however, that the Escrow Agent shall withhold the distribution of the portion of the Escrow Shares otherwise distributable to Indemnifying Stockholders who have not, according to written notice provided by the Buyer to the Escrow Agent, prior to such distribution, surrendered their respective


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certificates representing shares of Company Common Stock (the "Certificates")
pursuant to the terms and conditions of the Merger Agreement; and provided further that such Attachment A shall be appropriately revised in the event the Buyer deposits additional Escrow Shares with the Escrow Agent pursuant to the final sentence of Section 1.6(a) of the Merger Agreement following the date of this Agreement. Any such withheld shares shall be delivered to the Buyer promptly after the Termination Date, and shall be delivered by the Buyer to the Indemnifying Stockholders to whom such shares would have otherwise been distributed upon surrender of their respective Certificates. Distributions to the Indemnifying Stockholders shall be made by mailing stock certificates to such holders at their respective addresses shown on Attachment A (or such other address as may be provided in writing to the Escrow Agent by any such holder). No fractional Escrow Shares shall be distributed to Indemnifying Stockholders pursuant to this Agreement. Instead, the number of shares that each Indemnifying Stockholder shall receive shall be rounded up or down to the nearest whole number (provided that the Securityholder Agents shall have the authority to effect such rounding in such a manner that the total number of whole Escrow Shares to be distributed equals the number of Escrow Shares then held in the Escrow Account).

      6. Valuation of Escrow Shares. For the purposes of this Agreement, the Fair Market Value of the Escrow Shares shall be $2.40 per share.

      7.    Concerning the Escrow Agent.

            a. Each of the Buyer and the Securityholder Agents (the "Interested Parties") acknowledges and agrees that the Escrow Agent (i) shall not be responsible for any of the agreements referred to or described herein (including without limitation the Merger Agreement), or for determining or compelling compliance therewith, and shall not otherwise be bound thereby, (ii) shall be obligated only for the performance of such duties as are expressly and specifically set forth in this Escrow Agreement on its part to be performed, each of which is ministerial (and shall not be construed to be fiduciary) in nature, and no implied duties or obligations of any kind shall be read into this Agreement against or on the part of the Escrow Agent, (iii) shall not be obligated to take any legal or other action hereunder which might in its judgment involve or cause it to incur any expense or liability unless it shall have been furnished with acceptable indemnification, (iv) may rely on and shall be protected in acting or refraining from acting upon any written notice, instruction (including, without limitation, wire transfer instructions, whether incorporated herein or provided in a separate written instruction), instrument, statement, certificate, request or other document furnished to it hereunder and believed by it to be genuine and to have been signed or presented by the proper person, and shall have no responsibility for determining the accuracy thereof, and (v) may consult counsel satisfactory to it, including in-house counsel, and the opinion or advice of such counsel in any instance shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion or advice of such counsel.

            b. The Escrow Agent shall not be liable to anyone for any action taken or omitted to be taken by it hereunder except in the case of the Escrow Agent's gross negligence or wilful misconduct in breach of the terms of this Agreement. In no event shall the Escrow Agent


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be liable for indirect, punitive, special or consequential damage or loss
(including but not limited to lost profits) whatsoever, even if the Escrow Agent has been informed of the likelihood of such loss or damage and regardless of the form of action.

            c. The Escrow Agent shall have no more or less responsibility or liability on account of any action or omission of any book-entry depository or securities intermediary employed by the Escrow Agent than any such book-entry depository or securities intermediary has to the Escrow Agent, except to the extent that such action or omission of any book-entry depository or securities intermediary was caused by the Escrow Agent's own gross negligence, bad faith or wilful misconduct in breach of this Agreement.

      8.    Compensation, Expenses Reimbursement and Indemnification.

            a. The Buyer shall (i) pay or reimburse the Escrow Agent for its attorney's fees and expenses incurred in connection with the preparation of this Agreement and (ii) pay the Escrow Agent's compensation for its normal services hereunder in accordance with the fee schedule attached hereto as Attachment B, which may be subject to change hereafter on an annual basis. The Buyer shall pay the Escrow Agent's annual service fee for the first year of service under this Agreement at the time this Agreement is executed, and its fee for each subsequent year of service shall be due and payable in advance on the anniversary of the date hereof.

            b. The Buyer and the Indemnifying Stockholders agree, jointly and severally, to reimburse the Escrow Agent on demand for all costs and expenses incurred in connection with the administration of this Agreement or the escrow created hereby or the performance or observance of its duties hereunder which are in excess of its compensation for normal services hereunder, including without limitation, payment of any legal fees and expenses incurred by the Escrow Agent in connection with resolution of any claim by any party hereunder.

            c. The Buyer and the Indemnifying Stockholders covenant and agree, jointly and severally, to indemnify the Escrow Agent (and its directors, officers and employees) and hold it (and such directors, officers and employees) harmless from and against any loss, liability, damage, cost and expense of any nature incurred by the Escrow Agent arising out of or in connection with this Agreement or with the administration of its duties hereunder, including but not limited to attorney's fees and other costs and expenses of defending or preparing to defend against any claim of liability unless and except to the extent such loss, liability, damage, cost and expense shall be caused by the Escrow Agent's gross negligence, bad faith, or willful misconduct. The foregoing indemnification and agreement to hold harmless shall survive the termination of this Agreement and the resignation of the Escrow Agent.

            d. Without altering or limiting the joint and several liability of any of the Buyer and Indemnifying Stockholders to the Escrow Agent hereunder and with the exception of the amounts payable by the Buyer to the Escrow Agent pursuant to Section 8(a), the Buyer, on the one hand, and the Indemnifying Stockholders, on the other hand, shall each be liable for one-half of all amounts payable to the Escrow Agent pursuant to this Section 8.


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      9.    Tax-Related Terms.

            a. Tax Reporting. The Buyer and the Indemnifying Stockholders agree that, for tax reporting purposes, all interest or other income earned from the investment of the Escrow Funds in any tax year shall (i) to the extent such interest or other income is distributed by the Escrow Agent to any person or entity pursuant to the terms of this Agreement during such tax year, be allocated to such person or entity, and (ii) otherwise shall be allocated to the Buyer and the Indemnifying Stockholders, one-half each.

            b. Certification of Tax Identification Number. The Buyer and the Indemnifying Stockholders agree to provide the Escrow Agent with a certified tax identification number by signing and returning a Form W-9 (or Form W-8, in case of non-U.S. persons) to the Escrow Agent promptly after the execution of this Agreement but in no event later than thirty days after execution. The Interested Parties understand that in the event their tax identification numbers are not certified to the Escrow Agent, the Internal Revenue Code, as amended from time to time, may require withholding of a portion of any interest or other income earned on the investment of the Escrow Funds.

            c. Tax Indemnification. The Buyer and the Indemnifying Stockholders agree, jointly and severally, (i) to assume any and all obligations imposed now or hereafter by any applicable tax law with respect to any payment or distribution of the Escrow Shares or performance of other activities under this Agreement, (ii) to instruct the Escrow Agent in writing with respect to the Escrow Agent's responsibility for withholding and other taxes, assessments or other governmental charges, and to instruct the Escrow Agent with respect to any certifications and governmental reporting that may be required under any laws or regulations that may be applicable in connection with its acting as Escrow Agent under this Agreement, and (iii) to indemnify and hold the Escrow Agent harmless from any liability or obligation on account of taxes, assessments, additions for late payment, interest, penalties, expenses and other governmental charges that may be assessed or asserted against the Escrow Agent in connection with or relating to any payment made or other activities performed under the terms of this Agreement, including without limitation any liability for the withholding or deduction of (or the failure to withhold or deduct) the same, and any liability for failure to obtain proper certifications or to report properly to governmental authorities in connection with this Agreement, including costs and expenses (including reasonable legal fees and expenses), interest and penalties. The foregoing indemnification and agreement to hold harmless shall survive the termination of this Agreement and the resignation of the Escrow Agent.

      10. Liability and Authority of Securityholder Agents; Successors and Assignees.

            a. The Securityholder Agents shall incur no liability to the Indemnifying Stockholders with respect to any action taken or suffered by them in reliance upon any note, direction, instruction, consent, statement or other documents believed by them to be genuinely and duly authorized, nor for other action or inaction except their own willful misconduct or gross negligence. The Securityholder Agents may, in all questions arising under the Escrow Agreement, rely on the advice of counsel and for anything done, omitted or suffered in good


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faith by the Securityholder Agents based on such advice, the Securityholder
Agents shall not be liable to the Indemnifying Stockholders.

            b. In the event of the death or permanent disability of either Securityholder Agents, or his resignation as a Securityholder Agent, a successor Securityholder Agent shall be appointed by the other Securityholder Agent or, absent its appointment, a successor Securityholder Agents shall be elected by a majority vote of the Indemnifying Stockholders, with each such Indemnifying Stockholder (or his or her successors or assigns) to be given a vote equal to the number of votes represented by the shares of Company Common Stock held by such Indemnifying Stockholder immediately prior to the Effective Time. Each successor Securityholder Agents shall have all of the power, authority, rights and privileges conferred by this Agreement upon the original Securityholder Agents, and the term "Securityholder Agents" as used herein shall be deemed to include successor Securityholder Agents.

            c. The Securityholder Agents, acting jointly but not singly, shall have full power and authority to represent the Indemnifying Stockholders, and their successors, with respect to all matters arising under this Agreement and all actions taken by any Securityholder Agent hereunder shall be binding upon the Indemnifying Stockholders, and their successors, as if expressly confirmed and ratified in writing by each of them. Without limiting the generality of the foregoing, the Securityholder Agents, acting jointly but not singly, shall have full power and authority to interpret all of the terms and provisions of this Agreement, to compromise any claims asserted hereunder and to authorize payments to be made with respect thereto, on behalf of the Indemnifying Stockholders and their successors. All actions to be taken by the Securityholder Agents hereunder shall be evidenced by, and taken upon, the written direction of a majority thereof.

      11.   Amounts Payable by Indemnifying Stockholders.

            a. The amounts payable by the Indemnifying Stockholders under this Agreement (i.e., the fees and expenses of arbitrators payable pursuant to Section 4(e) and the indemnification obligations pursuant to Section 8 and
Section 9(c)) shall be payable solely as follows. The Securityholder Agents shall notify the Escrow Agent of any such amount payable by the Indemnifying Stockholders as soon as they become aware that any such amount is payable, with a copy of such notice to the Buyer. On the sixth business day after the delivery of such notice, the Escrow Agent shall sell such number of Escrow Shares, valued at $2.40 per share, (up to the number of Escrow Shares then available in the Escrow Account), subject to compliance with all applicable securities laws, equal to such amount, and shall disburse such proceeds to the party to whom such amount is owed in accordance with the instructions of the Securityholder Agents; provided that if the Buyer delivers to the Escrow Agent (with a copy to the Securityholder Agents), within five business days after delivery of such notice by the Securityholder Agents, a written notice contesting the legitimacy or reasonableness of such amount, then the Escrow Agent shall not sell Escrow Shares to raise the disputed portion of such claimed amount, and such dispute shall be resolved by the Buyer and the Securityholder Agents in accordance with the procedures set forth in Section 4(e).

            b. In connection with any sale of the Escrow Shares pursuant to
Section 11(a) of this Agreement, the Escrow Agent shall be entitled to receive and rely upon, prior to taking action in that regard, written direction from the Securityholder Agents as to the manner and method to be undertaken in carrying out such sale, including without limitation written direction (i) identifying the number of shares to be sold, (ii) identifying the brokerage firm the Securityholder Agents requests to be used or instruct the Escrow Agent to use its affiliated brokerage service, and (iii) setting forth any necessary or special instructions with respect to the sale (including any stop loss or minimum price per share instruction); and the Securityholder Agents shall execute and deliver any instruments reasonably required by the Escrow Agent in order to carry out such sale or liquidation.

            c. The Escrow Agent shall have no responsibility in connection with such sale other than to make delivery of the Escrow Shares to the selected brokerage firm, with instruction (including any special instruction provided by the Securityholder Agents), and to receive and deposit into the Escrow Account (to be administered and distributed in accordance with this Agreement) any net sale proceeds received therefrom. The Escrow Agent shall have no liability for any actions or omissions of any such brokerage firm, and shall have no liability for the price or execution achieved. Without limiting the generality of the foregoing, the Securityholder Agents expressly acknowledge that (a) the Escrow Shares may need to be sent to a transfer agent to be reissued in saleable form,
(b) the Escrow Shares may contain or be subject to transfer restrictions that may limit their marketability and impose restrictions upon the number of types of purchasers to whom they can be offered or sold, and (c) the Escrow Agent shall have no liability for any failure or delay (or any price change during any such delay) on the part of the Securityholder Agents or any transfer agent, or caused by any necessary registration or delivery procedures, or compliance with any applicable transfer restrictions, involved in the transfer of such Escrow Shares.

            d. The Escrow Agent shall be entitled to contract with any brokerage firm (which may be selected by the Escrow Agent without liability on its part, taking into consideration any brokerage firm requested by the Securityholder Agents, as provided above), which may be affiliated with the Escrow Agent, and may enter into any such contract on a basis which provides that such brokerage firm shall use its "best efforts" to effect such sale. The Escrow Agent shall be indemnified hereunder for any costs, expense and risks associated therewith or arising thereunder (other than resulting from its own gross negligence or wilful misconduct), and the proceeds of sale to which the Indemnifying Stockholders shall be entitled shall be net of all brokerage commissions and charges.

            e. The net sale proceeds of any such sale of Escrow Shares received by the Escrow Agent shall be apportioned among the Indemnifying Stockholders on a pro rata basis as set forth in Attachment A less a $35.00 per Indemnifying Stockholder fee for the proration of the net sales price and individual 1099-B (the "Sales Administration Fee"). The Sales Administration fee shall be assessed each day a sale is effected until the total number of shares specified in such written direction from the Securityholder Agents are sold.

      12. Termination. This Agreement shall terminate upon the later of the Termination Date or the distribution by the Escrow Agent of all of the Escrow Shares in accordance with this Agreement; provided that the provisions of Sections 8, 9 and 10 shall survive such termination.

      13. Notices. All notices, instructions and other communications given hereunder or in connection herewith shall be in writing. Any such notice, instruction or communication shall be sent by (i) registered or certified mail, return receipt requested, postage prepaid, (ii) a reputable nationwide overnight courier service, (iii) hand delivery, or (iv) telecopy, in each case to the address set forth below. Any such notice, instruction or communication shall be deemed to have been delivered (1) two business days after it is sent by registered or certified mail, return receipt requested, postage prepaid, (2) one business day after it is sent via a reputable nationwide overnight courier service, (3) when received by the Escrow Agent if it is sent by hand delivery, or (4) when a confirmation copy is provided the same day by regular mail to the Escrow Agent if it is sent by telecopy.

      If to the Buyer:                          Copy to:

      Intrinsix Corp.                           Hale and Dorr LLP
      33 Lyman Street                           60 State Street
      Westboro, MA 01581                        Boston, MA 02109
      Attention:  James A. Gobes, President     Attention:  Peter B. Tarr, Esq.
      Telecopy:  (508) 836-4222                 Telecopy:  (617) 526-5000

      If to the Securityholder Agents:

      Yatin Trivedi                             Larry F. Saunders
      2132 Bridle Ridge Ct.                     13359 Entreken Ave.
      San Jose, CA 95138                        San Diego, CA 92129
      Telecopy:  (510) 249-9082                 Telecopy:  (619) 538-4271

      If to the Escrow Agent:

      State Street Bank and Trust Company
      Two International Place, 4th Floor
      Boston, MA 02110
      Attention:  Corporate Trust Dept., Ref: Intrinsix Escrow
      Telecopy:  (617) 664-5742

Any funds to be paid to or by the parties hereto pursuant to this Agreement shall be sent by (i) wire transfer (in the case of the Escrow Agent and Buyer) pursuant to the following instructions or (ii) check (in the case of the Indemnifying Stockholders) to addresses set forth on Attachment A hereto, (or by such method of payment and in accordance with such instructions as may have been given in advance in writing to or by the parties hereto, in accordance with this
Section 13):

      If to the Escrow Agent:

      State Street Bank and Trust Company
      ABA # 0110 0002 8
      Account # 9903-990-1
      Attn:  Corporate Trust Department
      Ref.:  Intrinsix Escrow

      If to the Buyer:

      Bank: BankBoston, N.A.
      ABA # 011000390
      Account #  52769944
      Account Name:  Intrinsix Corp.

      Any party may give any notice, instruction or communication in connection with this Agreement using any other means (including ordinary mail), but no such notice, instruction or communication shall be deemed to have been delivered unless and until it is actually received by the party to whom it was sent. Any party may change the address to which notices, instructions or communications are to be delivered by giving the other parties to this Agreement notice thereof in the manner set forth in this Section 13.

      14. Successor Escrow Agent. In the event the Escrow Agent becomes unavailable or unwilling to continue in its capacity herewith, the Escrow Agent may resign and be discharged from its duties or obligations hereunder by delivering a resignation to the parties to this Escrow Agreement, not less than 30 days prior to the date when such resignation shall take effect. The Buyer may appoint a successor Escrow Agent without the consent of the Securityholder Agents so long as such successor is a bank with assets of at least $500 million and may appoint any other successor Escrow Agent with the consent of the Securityholder Agents, which shall not be unreasonably withheld; provided however, that if the Interested Parties fail to so appoint within 20 days of such resignation, the Escrow Agent may either appoint a successor or apply to court for appointment of a successor. If, within such notice period, the Buyer provides to the Escrow Agent written instructions with respect to the appointment of a successor Escrow Agent and directions for the transfer of any Escrow Shares then held by the Escrow Agent to such successor, the Escrow Agent shall act in accordance with such instructions and promptly transfer such Escrow Shares to such designated successor.

      15.   General.

            a. Governing Law, Assigns. This Agreement shall be governed by and construed in accordance with the internal laws of The Commonwealth of Massachusetts without regard to conflict-of-law principles and shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.

            b. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

            c. Entire Agreement. Except for those provisions of the Merger Agreement referenced herein, this Agreement constitutes the entire understanding and agreement of the parties with respect to the subject matter of this Agreement and supersedes all prior agreements or understandings, written or oral, between the parties with respect to the subject matter hereof.

            d. Waivers. No waiver by any party hereto of any condition or of any breach of any provision of this Escrow Agreement shall be effective unless in writing. No waiver by any party of any such condition or breach, in any one instance, shall be deemed to be a further or continuing waiver of any such condition or breach or a waiver of any other condition or breach of any other provision contained herein.

            e. Amendment. This Agreement may be amended only with the written consent of the Buyer, the Escrow Agent and the Securityholder Agents.

            f. Dispute Resolution. It is understood and agreed that should any dispute arise with respect to the delivery, ownership, right of possession, and/or disposition of the securities or funds held by the Escrow Agent, or should any claim be made upon the Escrow Agent or such securities or funds by a third party, the Escrow Agent upon receipt or notice of such dispute or claim is authorized and shall be entitled to retain in its possession without liability to anyone, all or any of the securities and funds until such dispute shall have been settled either by the mutual written agreement of the parties involved or by a final award of an arbitrator, as provided in this Agreement. The Escrow Agent may, but shall be under no duty whatsoever to, institute or defend any legal proceedings which relate to escrowed securities or funds.

            g. Consent to Jurisdiction and Service. Each of the Interested Parties hereby absolutely and irrevocable consents and submits to the jurisdiction of the courts in The Commonwealth of Massachusetts, sitting in Suffolk County and of the United States District Court for the District of Massachusetts, sitting in Boston, as the exclusive jurisdiction and venue for any actions or proceedings brought against any of the Interested Parties by the Escrow Agent or brought by any Interested Party against the Escrow Agent, arising out of or relating to this Escrow Agreement. In any such action or proceeding, each of the Interested Parties hereby absolutely and irrevocably (i) waives any objection to jurisdiction or venue in such courts, (ii) waives personal service of any summons, complaint, declaration or other process, and
(iii) agrees that the service thereof may be made by certified or registered first-class mail directed to such party, as the case may be, at their respective addresses in accordance with Section 13 hereof.

            h. Force Majeure. The Escrow Agent shall not be responsible for delays or failures in performance resulting from acts beyond its control. Such acts shall include but not be limited to acts of God, strikes, lockouts, riots, acts of war, epidemics, governmental regulations superimposed after the fact, fire, communication line failures, computer viruses, power failures, earthquakes or other disasters.

            i. Reproduction of Documents. This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications which may hereafter be executed, and (b) certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, optical disk, micro-card, miniature photographic or other similar process. The parties agree that any such reproduction shall be as admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

         [The remainder of this page has intentionally been left blank.]

      IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.

                                    INTRINSIX CORP.


                                    By:   /s/ James A. Gobes
                                        ---------------------------------
                                           James A. Gobes


                                      /s/ Yatin Trivedi
                                    -------------------------------------
                                    Yatin Trivedi, Securityholder Agent


                                      /s/ Larry F. Saunders
                                    -------------------------------------
                                    Larry F. Saunders, Securityholder Agent


                                    STATE STREET BANK AND TRUST
                                    COMPANY


                                    By:   /s/ CM
                                        -----------------------------
                                        Chi C. Ma
                                        Assistant Vice President

                                  ATTACHMENT A
                                  ------------

Indemnifying Stockholder                                    Percentage
------------------------                                    ----------
Yatin Trivedi                                               49.3%
2132 Bridle Ridge Ct.
San Jose, CA 95138

Larry F. Saunders                                           49.3%
13359 Entreken Ave.
San Diego, CA 92129

Jayant Nagda                                                1.3%
223 Prairie Dog Lane
Fremont, CA 94539

                                  ATTACHMENT B
                                  ------------


June 7, 1999


Mr. Brian Meeks
CFO
Intrinsix Corporation
33 Lyman Street
Westboro, MA  01581

RE:   Intrinsix Corp. Escrow

Dear Mr. Meeks:

On behalf of State Street Bank and Trust Company, I am pleased to provide our fee schedule to act as Escrow Agent for the above-referenced transaction. Our fees are outlined below:

FEES AND EXPENSES:
------------------

        ACCEPTANCE FEE:                          Waived

                                                 $3,500.00 per year or any part
        ANNUAL FEE:                              thereof

        INVESTMENT FEE:                          $   65.00 per buy/sell
        (direct investments in treasuries,
        C/D's CP, Repo's, etc.)                              or
                                                             --

        SWEEP FEE:
        (SSgA or selected other Money Market     40 basis points per annum of
        Funds)                                   the average daily net assets

        WIRE FEE:                                $20.00 per wire

        OUT-OF-POCKET EXPENSES:                  At Cost

        LEGAL FEE:                               At Cost
        (State Street will use Rob Coughlin at Peabody & Arnold as counsel)

The transaction underlying this proposal, and all related legal documentation, is subject to review and acceptance by State Street in accordance with its policies and procedures. Should the actual transaction materially differ from the assumptions used herein, State Street reserves the right to modify this proposal. In the event that the subject transaction fails to close for reasons beyond the control of State Street, the party requesting these services agrees to pay State Street's acceptance fees, legal fees and out-of-pocket expenses.

Please do not hesitate to call me at (617) 664-5311 with any questions. We look forward to working with you.

Sincerely,

/s/ John F. Sugden, Jr.

JFS:lm